Exhibit 10.7

Equity Pledge Agreement

This Equity Pledge Agreement (hereinafter referred to as “this Agreement”) is entered into on November 4, 2015 by the following parties (hereinafter referred to as the “Parties”) in Beijing, China:

Beijing RYB Technology Development Co., Ltd. (hereinafter referred to as “Party A”)

Legal representative: Cao Chimin

Address: Suite 268, No.1 Building, No.8 Hangfeng road, Science City, Fengtai district, Beijing, China

[name of pledgor] (hereinafter referred to as “Party B”)

And

Beijing RYB Children Education Technology Development Co., Ltd. (hereinafter referred to as “Party C” or the “Company”)

Legal representative: Shi Yanlai

Address: F1-1, 4/F., No.29 building, Zone 1, fangguyuan, Fangzhuang, Fengtai District, Beijing, China

Whereas,

1.                  Party A is a wholly foreign-owned enterprise incorporated lawfully and existing validly within the territory of the People’s Republic of China;

2.                  Party C is a limited liability company incorporated in China;

3.                  Party B (hereinafter referred to the “Pledgor”) is a shareholder of the Company, holding a [percentage of shareholding] equity stake in the Company;

4.                  Party A and the Company concluded an Exclusive Consultation and Service Agreement on November 4, 2015, and Party A, Party B and the Company concluded an Equity Disposal Agreement and a Business Operation Agreement on November 4, 2011;

5.                  in order to guarantee that Party A can normally collect the fees for the exclusive consultation and service from the Company held by Party B, and to guarantee the performance of the Equity Disposal Agreement and the Business Operation Agreement, the Pledgor jointly and separately provides all of the equity held by it in the Company to Party A as a pledge guarantee for such agreements, and the pledgee is Party A.

Now Therefore, through amicable negotiation on the basis of equality and mutual benefit, the Parties agree to conclude this Agreement under the following terms and conditions:

1.                  Pledge

1.1                     The Pledgor leaves all the equity held by it in the Company with Party A as a pledge, so as to guarantee Party A’s interests stipulated in the above-mentioned agreements.

1.2                     The equity pledge contemplated in this Agreement guarantees all the expenses (including legal expenses) and expenditures to be paid by the Company and (or) the Pledgor to Party A and the loss, interests, penalty, damages, expenses of realization of creditor’s right to be borne by the Company and (or) the Pledgor under the above-mentioned agreements, and the liabilities and responsibilities to be borne by the Company and the Pledgor when the above-mentioned agreements become wholly or partially invalid for any reasons. The minimum pledged amount is [minimum pledged amount].

2.              Effectiveness

2.1       This Agreement comes into force upon being signed and sealed by the Parties, and the pledge becomes effective on the date when the equity is pledged under this Agreement and is registered with the competent administration for industry and commerce.

3.              Representation and Warranty by Pledgor

3.1       At the time of signature of this Agreement, the Pledgor makes the following representation and warranty to Party A and acknowledges and accepts that Party A executes and performs this Agreement on the basis of reliance on such representation and warranty:

(1)             The Pledgor lawfully holds the equity contemplated herein, and has the right to leave the equity with Party A as a pledge guarantee.

(2)             For its execution or this Agreement and performance of its obligations stipulated herein, it has obtained all the permits and approvals (if necessary) of relevant third parties and government authorities and the necessary authorization by the Company; neither its execution of this Agreement nor performance of its obligations stipulated herein goes counter to any law or regulation; its signatory of this Agreement has been authorized lawfully and validly to do so.

(3)         The equity held by the Pledgor is free from any encumbrance or any other security interest of any third party (including, without limitation, pledge) in any form. There is no civil, administrative or criminal litigation, administrative penalty or arbitration that is pending or will occur in connection with the equity. There is no tax or charge payable in connection with the equity that has not been paid, and there is no legal proceeding or formality that must be handled completely but has not been completed.

(4)         The execution, delivery or performance of this Agreement will not (i) lead to violation of any law of the PRC; (ii) conflict with the by-law or other constitutional documents of the Company; (iii) lead to breach of or default under any contract or document to which it is a party or which has binding force upon it; (iv) lead to breach of any conditions on the basis of which any permit or approval is issued to any party hereto and (or) maintenance thereof; or (v) lead to termination or revocation of any permit or approval issued to any party hereto or additional conditions thereto.

3.2                     The Pledgor warrants to Party A that, in the validity term of this Agreement,

(1)             Except the equity transfer to Party A or the person designated by Party A carried out as required by Party A, the Pledgor or the Company may not transfer the equity, or establish or allow the existence of pledge or other encumbrance or other third party security interest in any form that may affect Party A’s rights or interest, without Party A’s written consent; the Company may not agree to or assist the above-mentioned actions.

(2)              The Pledgor warrants to Party A that, for the benefit of Party A, the Pledgor will observe and perform all warranties, covenants, agreements and representations. If the Pledgor fails to perform such warranty, covenant, agreements or representation or fails to fulfill the same completely, the Pledgor shall compensate Party A for any and all loss arising therefrom.

(3)              The Pledgor and the Company shall strictly observe this Agreement and the other related agreements concluded by the Parties jointly or separately (including the above-mentioned agreements), perform their respective obligations under the above-mentioned agreements, and may not have any action or omission that may be enough to affect the validity or enforceability of this Agreement. The Pledgor may not exercise the remaining right it has in the pledged equity, except as required by the pledgee in writing.

4.                  Exercising of Pledge

4.1       Under one or more of the following circumstances, Party A may, on the basis of the relevant legal procedure, convert into money all or part of equity stipulated in this Agreement, or auction, sell the equity and then have the priority in receiving compensation from the proceeds thereof so that all the unpaid service fee and other payables arising under the above-mentioned agreements are paid in full amounts and the Equity Disposal Agreement and Business Operation Agreement are fulfilled completely:

(1)    Any representation or warranty made by the Pledgor in this Agreement is false or fails to be performed;

(2)    The Company fails to repay debts, interest and expenses as scheduled in accordance with this Agreement;

(3)    The Pledgor or the Company otherwise breaches this Agreement.

4.2                    When Party A exercises the pledge under this Agreement, the Pledgor may not prevent it with any obstacle and shall provide necessary assistance so as to enable Party A to realize the pledge.

5.                  Miscellaneous Provisions

5.1                    Any modification, supplementation or alteration of this Agreement must be made in written form and becomes effective upon being signed and sealed by the Parties.

5.2                    If the validity of the pledge contemplated in the original agreement is affected owing to any reasons concerning any clause in the original agreement, or the pledge of the equity fails to be established through registration because the original agreement fails to satisfy the requirements made by the competent administration for industry and commerce, then the Parties agree that under such circumstance, the Parties will modify or supplement the original agreement so as to do their utmost to enable the equity pledge stipulated in the original agreement to be established through registration with the competent administration for industry and commerce within the shortest possible time.

5.3                     The Parties do hereby acknowledge and accept that this Agreement is fair and just stipulations made by the Parties on the basis of equality and mutual benefit. If any clause of this Agreement becomes invalid or unenforceable because it is not in conformity with the relevant laws, the clause will be invalid or unenforceable within the jurisdiction of the laws and may not affect the legal effect of the other clauses of this Agreement.

5.4                     Every member of Party B warrants that the provisions made in this Agreement have legal binding force upon Party B, no matter how the equity proportions of any member of Party B in the Company change, and this Agreement shall be applicable to all the equity then held by Party B in the Company.

5.5                     All the appendixes listed in this Agreement constitute an integral part of this Agreement and have the same legal effect as the body text hereof.

[Intentionally left blank below]

[Signature page of this Agreement]

Party A: Beijing RYB Technology Development Co., Ltd.

Authorized Representative: /s/Cao Chimin

(Company chop: /s/Beijing RYB Technology Development Co., Ltd.)

[Signature page of this Agreement]

Party B: /s/[name of Pledgor]

[Signature page of this Agreement]

Party C:  Beijing RYB Children Education Technology Development Co., Ltd. (chop)

Authorized Representative: /s/Shi Yanlai

(Company chop: /s/ Beijing RYB Children Education Technology Development Co., Ltd.)

Schedule of Material Differences

One or more persons entered into Equity Pledge Agreement with Beijing RYB Technology Development Co., Ltd. and Beijing RYB Children Education Technology Development Co., Ltd. using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of pledgor	Percentage of shareholding	Maximum pledged amount
1.	Shi Yanlai	14.5904%	RMB	3,715,440
2.	Si Yujiu	0.1766%	RMB	45,000
3.	Zhou Haiying	49%	RMB	12,477,720
4.	Tang Ning	0.2549%	RMB	64,940
5.	Yao Lan	0.0589%	RMB	15,000
6.	Jiang Jianchuan	0.216%	RMB	55,000
7.	Sun Yanbing	0.0589%	RMB	15,000
8.	Zhang Yunli	0.0884%	RMB	22,500
9.	Zhang Miao	0.0589%	RMB	15,000
10.	Cai Weijuan	0.0589%	RMB	15,000
11.	Cao Anya	0.0766%	RMB	19,500
12.	Cao Anyu	0.0589%	RMB	15,000
13.	Cao Hongmei	0.1532%	RMB	39,000
14.	Cao Chimin	28.181%	RMB	7,176,240
15.	Li Shixin	0.4064%	RMB	103,500
16.	Li Yunjie	0.1178%	RMB	30,000
17.	Yang Meng	0.7363%	RMB	187,500
18.	Shi Xiaodan	0.1766%	RMB	45,000
19.	Hu Wen	2.7489%	RMB	700,000
20.	Lin Yuhua	0.0982%	RMB	25,000
21.	Xue Chunxia	0.0766%	RMB	19,500
22.	Yuan Junzhi	0.5501%	RMB	140,070
23.	Jia Chunhong	0.0589%	RMB	15,000
24.	Zhong Manwei	0.7069%	RMB	180,000

25.	Chen Yongchun	0.1532%	RMB	39,000
26.	Han Yuzheng	0.1885%	RMB	48,000
27.	Han Xia	0.7167%	RMB	182,500
28.	Ma Ling	0.0563%	RMB	14,320
29.	Gao Shouyan	0.0589%	RMB	15,000